UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 30, 2012

Date of report (Date of earliest event reported)

Integrated Device Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12695	94-2669985
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6024 Silver Creek Valley Road, San Jose, California 95138
(Address of principal executive offices) (Zip Code)

(408) 284-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Material Definitive Agreement.

Merger Agreement

On April 30, 2012, Integrated Device Technology, Inc., a Delaware corporation (“IDT”), Pinewood Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of IDT (“Merger Sub”), Pinewood Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of IDT (“Merger LLC”) and PLX Technology, Inc., a Delaware corporation (“PLX”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, on and subject to the terms of the Merger Agreement, Merger Sub will commence an exchange offer (the “Offer”) to purchase all of the outstanding shares (the “Shares”) of PLX common stock, $0.001 par value, in exchange for consideration, per Share, comprised of (i) $3.50 in cash plus (ii) 0.525 of a share of IDT common stock (the sum of (i) and (ii) being the “Offer Price”), without interest and less any applicable withholding taxes.

Consummation of the Offer is subject to various conditions set forth in the Merger Agreement, including, but not limited to (i) at least a majority of shares of PLX common stock then outstanding (calculated on a fully diluted basis) being tendered into the Offer, (ii) the expiration or termination of the applicable Hart-Scott-Rodino Act waiting period, (iii) the registration statement for IDT’s common stock issuable in connection with the Offer and Merger being declared effective by the Securities and Exchange Commission (the “SEC”) and the listing of such shares on Nasdaq and (iv) the absence of any Company Material Adverse Effect (as defined in the Merger Agreement) with respect to PLX’s business. The Offer is not subject to a financing condition.

The Offer will expire at midnight, New York time, on the later of (i) the 20th business day following and including the commencement date of the Offer and (ii) two business days following the end of the 30-day solicitation period (described below), unless extended in accordance with the terms of the Offer and the Merger Agreement and the applicable rules and regulations of the SEC.

Following consummation of the Offer, Merger Sub will merge with and into PLX with PLX surviving as a wholly-owned subsidiary of IDT (the “Merger,” and PLX after the merger, the “Surviving Corporation”). In the Merger, each outstanding Share that is not tendered and accepted pursuant to the Offer (other than the Shares held in the treasury of PLX and Shares as to which appraisal rights have been perfected in accordance with applicable law) will be cancelled and converted into the right to receive the Offer Price, on the terms and conditions set forth in the Merger Agreement. Following consummation of the Merger and subject to certain conditions, including the receipt of opinion of counsel to PLX regarding tax-free reorganization, the Surviving Corporation will merge with and into Merger LLC with Merger LLC surviving as a wholly-owned subsidiary of IDT (the “Second Merger”). If the Second Merger occurs, the transaction is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

The consummation of the Merger is subject to certain other conditions, including, if required under Delaware law, approval of the Merger Agreement by PLX stockholders. PLX has granted Merger Sub an option to purchase additional shares of PLX common stock in order to enable Merger Sub to achieve ownership of 90% of the outstanding PLX common stock, which is exercisable by Merger Sub after it purchases shares in the Offer. This would enable Merger Sub to merge into PLX pursuant to a “short-form” merger under the applicable provisions of Delaware law without a vote of PLX’s stockholders.

The Merger Agreement contains customary representations and warranties by IDT, Merger Sub, Merger LLC and PLX. The Merger Agreement also contains customary covenants and agreements, including with respect to the operations of the business of PLX and its subsidiaries between signing and closing, restrictions on the solicitation of proposals by PLX with respect to alternative transactions, governmental filings and approvals and other matters.

As an exception to the customary non-solicitation covenants, for a period of 30 days beginning on the date of the Merger Agreement, PLX and its representatives may facilitate competing alternative proposals to the IDT transaction. At any time prior to the closing of the Offer, IDT retains customary rights to match any Superior Proposal (as defined in the Merger Agreement).

The Merger Agreement contains certain customary termination rights for each of IDT and PLX. In addition, if the Merger Agreement is terminated under certain circumstances, PLX will be required to pay IDT a termination fee of $13.2 million; provided, however, if such termination occurs in connection with the 30-day solicitation period described above, PLX will be required to pay IDT a termination fee of $6.27 million.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

IDT and PLX issued a joint press release on April 30, 2012 announcing the transactions contemplated by the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Tender and Support Agreement

Concurrently with entering into the Merger Agreement, the executive officers and directors of PLX entered into a Tender and Support Agreement with IDT (the “Tender and Support Agreement”) pursuant to which they agreed, among other things, to tender all of their Shares in the Offer and vote their Shares for the approval of the Merger, unless the Merger Agreement is terminated. In aggregate, such persons own approximately 0.94% of the outstanding shares of PLX. The foregoing description of the Tender and Support Agreement is qualified in its entirety by reference to the full text of the Tender and Support Agreement, a copy of which attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Additional Information

The exchange offer described herein has not yet commenced. This current report and the related exhibits are for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offer will only be made through a prospectus, which is part of a registration statement on Form S-4, as well as a Tender Offer Statement on Schedule TO, which will contain an offer to purchase, form of letter of transmittal and other documents relating to the exchange offer (collectively, the “Exchange Offer Materials”), each to be filed with the U.S. Securities and Exchange Commission (the “SEC”) by IDT. In addition, PLX will file with the SEC a solicitation/recommendation statement on Schedule 14D-9 with respect to the exchange offer. IDT and PLX expect to mail the Exchange Offer Materials, as well as the Schedule 14D-9, to PLX stockholders. Investors and security holders are urged to carefully read these documents and the other documents relating to the transactions contemplated by the Merger Agreement when they become available because these documents will contain important information relating to the exchange offer and related transactions. Investors and security holders may obtain a free copy of these documents after they have been filed with the SEC, and other annual, quarterly and special reports and other information filed with the SEC by IDT or PLX, at the SEC’s website at www.sec.gov. In addition, such materials will be available from IDT or PLX, or by calling Innisfree M&A Incorporated, the information agent for the exchange offer, toll-free at (877) 456-3463 (banks and brokers may call collect at (212) 750-5833).

Neither IDT nor PLX is asking for stockholders to vote or soliciting proxies in connection with the exchange offer transaction at this time. Upon consummation of the offer, IDT and PLX may seek votes or proxies in connection with the proposed back-end merger from holders of PLX shares not tendered in the offer. IDT, PLX and their respective officers and directors therefore may be deemed to be participants in the solicitation of proxies from PLX’s stockholders in connection with the proposed merger. A description of certain interests of the directors and executive officers of PLX is set forth in PLX’s Form 10-K/A, Amendment No. 1, in Part III thereof, which was filed with the SEC on April 27, 2012. A description of certain interests of the directors and executive officers of IDT is set forth in IDT’s proxy statement for its 2011 annual meeting, which was filed with the SEC on August 1, 2011. To the extent holdings of either company’s securities by their respective directors and certain officers have subsequently changed, such changes have been reflected on Forms 4 filed with the SEC.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of April 30, 2012, between Integrated Device Technology, Inc., Pinewood Acquisition Corp., Pinewood Merger Sub, LLC and PLX Technology, Inc.

99.1	Joint press release, April 30, 2012

99.2	Tender and Support Agreement, dated as of April 30, 2012, between Integrated Device Technology, Inc., Pinewood Acquisition Corp. and the stockholders of PLX Technology, Inc. party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2012	INTEGRATED DEVICE TECHNOLOGY, INC.

	By:	/s/ Richard D. Crowley, Jr.
Richard D. Crowley, Jr.
Vice President, Chief Financial Officer
(duly authorized officer)

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of April 30, 2012, between Integrated Device Technology, Inc., Pinewood Acquisition Corp., Pinewood Merger Sub, LLC and PLX Technology, Inc.

99.1	Joint press release, April 30, 2012

99.2	Tender and Support Agreement, dated as of April 30, 2012, between Integrated Device Technology, Inc., Pinewood Acquisition Corp. and the stockholders of PLX Technology, Inc. party thereto